UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 29, 2003

AMERICAN FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation)

1-13653 (Commission File Number)	31-1544320 (IRS Employer Identification No.)

One East Fourth Street
Cincinnati, Ohio 45202
(Address of principal executive offices including Zip Code)

Registrant's telephone number, including area code:  (513) 579-2121

TABLE OF CONTENTS

Item 7.  Financial Statements and Exhibits.

Item 9.  Regulation FD Disclosure (Information Furnished in this Item is Being Furnished under Items 9 and 12).

SIGNATURE
INDEX TO EXHIBITS
EXHIBIT 99.1

Item 7.  Financial Statements and Exhibits.
    Financial statements of business acquired.  Not applicable.
    Pro forma financial information. Not applicable.
    Exhibits.

Exhibit No.	Description

99.1

Press release, dated as of October 29, 2003, reporting American Financial Group, Inc. fiscal third quarter results for the period ended September 30, 2003 (furnished and not filed herewith solely pursuant to Item 9 and Item 12).

Item 9.  Regulation FD Disclosure (Information Furnished in this Item is Being Furnished Under Items 9 and 12).

In accordance with SEC Release Nos. 33-8176 and 33-8216, the information contained in the press release dated as of October 29, 2003 and in the related exhibit is being furnished under Item 12.

On October 29, 2003, American Financial Group, Inc. ("AFG") AFG reported its fiscal third quarter results for the period ending September 30, 2003. A copy of the press release issued by AFG on October 29, 2003 is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information in this report, including the exhibits hereto, shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, or incorporated by reference into any filing under the Securities Act of 1933.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registration has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN FINANCIAL GROUP, INC.

Dated: October 29, 2003	By: /s/ Fred J. Runk
Fred J. Runk
Senior Vice President & Treasurer

INDEX TO EXHIBITS
99.1

Press release, dated as of October 29, 2003, reporting American Financial Group, Inc. fiscal third quarter results for the period ended September 30, 2003 (furnished and not filed herewith solely pursuant to Item 9 and Item 12).

Exhibit 99.1

American Financial Group Announces Third Quarter Results

And Certain Fourth Quarter Transactions

     Cincinnati, Ohio - October 29, 2003 - American Financial Group, Inc. (NYSE: AFG) today reported net earnings for the 2003 third quarter of $41.6 million ($.59 per share). These results include an after-tax charge of $23.1 million ($.33 per share) related to the settlement of litigation and net realized gains of $13.9 million ($.20 per share). AFG's net earnings for last year's third quarter were $26.9 million ($.39 per share) which included net realized losses of $13.7 million ($.19 per share).

     The litigation was brought in late 1994 by several medical groups, alleging antitrust violations by California workers' compensation insurers, including one of AFG's subsidiaries. While the company believed it had significant defenses to these antitrust claims, in light of the risks resulting from certain recent adverse pretrial rulings, it was concluded that a settlement was in the company's best interest.

     Many investors and analysts focus on "core earnings" of companies, setting aside items which are not considered to be part of the ongoing earnings of the company. Core earnings from insurance operations were $51.2 million ($.73 per share) for the third quarter of 2003 and included a $6.5 million after-tax reserve reduction related to recently enacted California workers' compensation legislation and $3.8 million of investee earnings from AFG's 38% investment in Infinity Property and Casualty Corporation ("Infinity"). Reported core earnings from insurance operations (including those which now comprise Infinity) for the previous year's third quarter were $43.3 million ($.62 per share). The 2003 third quarter earnings were above the 2002 period primarily due to improved underwriting margins in the specialty businesses within the property and casualty insurance ("P&C") operations, partially offset by lower investment income. Details of the financial results may be found in the accompanying schedules.

     Carl H. Lindner, AFG Chairman and Chief Executive Officer stated, "Our insurance operations continue to deliver solid operating earnings improvement, reflecting the ongoing effects of disciplined pricing and underwriting and our allocation of capital to those businesses with the greatest profit potential. The insurance industry continues to benefit from favorable pricing conditions, particularly in certain specialty casualty markets, and we believe we will continue to benefit from these trends. We remain on target to achieve our previously announced 2003 core earnings guidance of $2.10 to $2.30. As we look toward 2004, we expect our core earnings to be in the $2.75 to $3.00 per share range."

Business Segment Results

     The P&C Group generated an underwriting profit of $20.1 million in the 2003 third quarter, an improvement of $17.5 million over the same period a year ago. The combined ratio of the P&C Group for the 2003 third quarter was 95.8% compared to 99.6% for the 2002 third quarter. The group's underwriting results for the 2003 quarter were favorably impacted by approximately 2 points from the effect of the recently enacted workers' compensation legislation. Third quarter 2003 results also included approximately $3.8 million, or 0.8 points, of losses from severe weather compared to about $0.5 million, or 0.1 point, in the 2002 period. The ongoing operations of the P&C Group consist primarily of the specialty commercial operations managed by the Specialty Group.

     The Specialty Group reported an underwriting profit for the 2003 third quarter with a combined ratio of 94.8%, an improvement of 4 points from the 2002 third quarter. These results included the previously mentioned effect of the California workers' compensation legislation and about $38 million, or 8 points, of prior years' adverse development. The Group's gross written premiums for the 2003 quarter grew approximately 20% compared with the 2002 period, reflecting rate increases in most of its businesses. The Group's net written premiums grew at a lower rate of 10.4% over the 2002 period, primarily due to premiums ceded under reinsurance agreements put into place in the latter part of 2002.

     Carl H. Lindner III, AFG Co-President and head of the P&C Group commented: "Our Specialty Group's performance continues to be in line with our objectives for 2003. This group generated a solid underwriting profit for the eighth consecutive quarter. Our ongoing lines of business continue to achieve solid premium growth and most of our individual business units continue to report underwriting profitability. Our specialty commercial operations experienced average rate increases of approximately 22% through the first nine months of 2003 and 19% in the third quarter. Pricing momentum is continuing on the casualty side which represents about 70% of our specialty business. We are targeting average rate increases of around 15% for the remainder of 2003 and expect meaningful increases into 2004. Infinity reported strong operating performance in the 2003 third quarter and our results continue to benefit from our 38% ownership interest in Infinity. "

     Mr. Lindner continued, "I am optimistic about our ongoing prospects for growth and profitability as well as our ability to maintain a strong capital base and lower our financial leverage. We expect to complete the merger of American Financial Group with its subsidiary, American Financial Corporation in the 2003 fourth quarter. This transaction will have a significant positive impact on our financial leverage."

     The Annuity, Life and Health insurance operations reported core net operating earnings of $19.5 million for the third quarter of 2003 compared to $15.9 million for the 2002 period. Improvements in the life and supplemental health insurance operations as well as the variable lines more than offset the narrowing of interest spreads in the fixed annuity lines. The group's statutory premiums for the 2003 third quarter were 26% lower than the 2002 period. Annuity production has slowed recently as the group has maintained its pricing targets and its commission and interest crediting discipline during the recent period of historically low interest rates. Further details may also be found in the earnings release issued on October 16, 2003 by Great American Financial Resources, Inc. (NYSE:GFR). AFG owns 82% of GFR common stock and a proportional share of its earnings is included in AFG's results.

Nine Month Results

     AFG's net earnings for the first nine months of 2003 were $97.2 million ($1.39 per share) compared to $40.4 million ($.58 per share) for the same 2002 period. The 2003 results include the previously-mentioned after-tax charge of $23.1 million ($.33 per share) related to a litigation settlement, net realized gains of $6.7 million ($.10 per share) and $5.5 million ($.08 per share) of tax benefits related to AFG's basis in Infinity's stock.

     Core earnings from insurance operations for the same 2003 period were $110.1 million ($1.57 per share) compared to $123.0 million ($1.78 per share) for the 2002 period. The 2003 core earnings include the effect of the California workers' compensation legislation and charges of $28.5 million related to an arbitration decision in the P&C group and $6.7 million related to the negative effect of lower interest rates on the annuity operations recorded in the second quarter. The combined ratio of AFG's P&C Group for the first nine months of 2003, before a 3.1 point charge for the arbitration decision, was 96.6% compared to 100.8% in the 2002 period.

     The Specialty Group's combined ratio for the 2003 period was 96.1%. Its gross written premiums for the first nine months of 2003 increased about 21% over the 2002 period while net written premiums for this same period were only 12.6% higher due to the reinsurance agreements mentioned above.

Subsequent Events

     AFG has announced its intention to sell its remaining shares in Infinity through a secondary public offering. AFG has engaged investment bankers to consult with the company on this strategic initiative and to lead the offering. Carl H. Lindner III commented, "This transaction will provide additional capital to support double digit growth in our specialty commercial insurance business in 2004. In addition, we anticipate that a portion of the proceeds would be used to reduce our financial leverage. Infinity is off to a great start as a public company. I am confident that a strong foundation is in place for its future success."

     A registration statement relating to the Infinity common stock has not yet been filed with the Securities and Exchange Commission. The company expects to file its registration statement with the Securities and Exchange Commission in November.

     On October 22, AFG filed an amended registration statement with the Securities and Exchange Commission to increase the amount available under its existing shelf registration to $600 million. The shelf registration, which has not yet become effective, replenishes availability which was used in previous offerings and will enable the company to efficiently issue equity, debt and a variety of other capital securities. The Company has no immediate plans to offer securities under the shelf registration.

     Neither AFG's shares of Infinity common stock nor securities subject to the shelf registration may be sold, nor may offers to buy be accepted, prior to the time the respective registration statements become effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

     On October 20, GFR announced its intent to issue $100 million of 30-year bonds in the retail market. The proceeds of this offering will be used primarily to repay outstanding amounts on the GFR bank line of credit. A shelf registration statement relating to the securities that GFR intends to sell has previously been filed with, and declared effective by, the Securities and Exchange Commission. This offering was launched yesterday and will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement.

     On October 28, AFG signed a letter of intent to sell its wholly-owned subsidiary, Transport Insurance Company, to Dukes Place Holdings L. P. Transport is an inactive company with only run-off insurance liabilities. Its remaining liabilities include a number of old claims, including asbestos and environmental exposures, representing approximately 12% of the Company's total asbestos and environmental reserves. The Company expects to report a fourth quarter after-tax loss on the sale of approximately $30 million.

     Carl H. Lindner III, AFG's Co-President, stated: "This sale is beneficial to us because Dukes Place will take financial and administrative responsibility for completing the runoff of Transport's liabilities and collecting reinsurance recoverables. In addition, we are able to achieve finality on a number of old claims and potentially troublesome contingencies."

     Through the operations of the Great American Insurance Group, AFG is engaged primarily in property and casualty insurance, focusing on specialized commercial products for businesses, and in the sale of retirement annuities, life and supplemental health insurance products.

Forward Looking Statements

     This press release contains certain statements that may be deemed to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements in this press release not dealing with historical results are forward-looking and are based on estimates, assumptions and projections. Examples of such forward looking statements include statements relating to: the Company's expectations concerning market and other conditions, future premiums, revenues and earnings; and rate increases.

     Actual results could differ materially from those expected by AFG depending on certain factors including but not limited to: the unpredictability of possible future litigation if certain settlements do not become effective, changes in economic conditions including interest rates, performance of securities markets, and the availability of capital, regulatory actions, changes in legal environment, judicial decisions and rulings, tax law changes, levels of catastrophes and other major losses, the actual amount of liabilities associated with certain asbestos and environmental related insurance claims, adequacy of loss reserves, availability of reinsurance and ability of reinsurers to pay their obligations, competitive pressures, including the ability to obtain rate increases and other changes in market conditions that could affect AFG's insurance operations.

Conference Call

     The company will hold a conference call to discuss 2003 third quarter results at 11:30 a.m. (ET) today. Toll-free telephone access will be available by dialing 1-800-946-0782. Please dial in 5 to 10 minutes prior to the scheduled start time of the call. A replay of the call will also be available at around 2:30 p.m. (ET) today until 8:00 p.m. on November 5, 2003. To listen to the replay, dial 1-888-203-1112 and provide the confirmation code 778988. The conference call will also be broadcast over the Internet. To listen to the call via the Internet, go to AFG's website, www.amfnl.com, and follow the instructions at the Webcast link.

Contact:	Keith A. Jensen	Web Sites:	www.amfnl.com
	Senior Vice President		www.GreatAmericanInsurance.com
(513) 579-6633

-o0o-

(Financial summaries follow)

This earnings release and additional Financial Supplements are available at AFG's web site: www.amfnl.com.

AMERICAN FINANCIAL GROUP, INC. AND SUBSIDIARIES

SUMMARY OF EARNINGS

(In Millions, Except Per Share Data)
	Three months ended September 30,		Nine months ended September 30,
	2003	2002	2003	2002

Operating revenues	$ 827.6	$ 968.1	$2,458.8	$2,877.3
Costs and expenses	754.8	902.7	2,306.9	2,693.4
	72.8	65.4	151.9	183.9
Related income taxes	25.4	22.1	50.1	60.9
Earnings from consolidated
insurance operations	47.4(1)	43.3	101.8(1)	123.0
Net investee earnings from Infinity	3.8	-	8.3	-
Core earnings from insurance
Operations	51.2(1)	43.3	110.1(1)	123.0

Other items, net of tax:
Special tax benefits (2)	-	-	5.5	16.0
Realized investment gains (losses) Litigation settlement	13.9 (23.1)	(13.7) -	6.7 (23.1)	(50.4) -
Net losses from non-insurance
Investees	(.4)	(2.7)	(2.0)	(7.8)
Cumulative effect of accounting
Change(3)	-	-	-	(40.4)

Net earnings (loss)	$ 41.6(1)	$ 26.9	$ 97.2(1)	$ 40.4

Diluted Earnings (Loss) per Common Share:
Core from insurance operations	$ .73	$ .62	$ 1.57	$ 1.78
Special tax benefits (2)	-	-	.08	.23
Realized investment gains (losses) Litigation settlement	.20 (.33)	(.19) -	.10 (.33)	(.73) -
Non-insurance investees	(.01)	(.04)	(.03)	(.11)
Cumulative effect of accounting
Change(3)	-	-	-	(.59)

Net earnings	$ .59	$ .39	$ 1.39	$ .58

Average number of Diluted Shares	70.0	69.2	69.8	69.2

  Includes (1) a $6.5 million benefit recorded in the third quarter for recently enacted California workers' compensation legislation and (2) charges of $28.5 million ($.41 per share) for an arbitration decision relating to a 1995 property claim and $6.7 million ($.10 per share) for a reduction in estimated future profitability of in-force fixed annuities, and an adjustment to reduce deferred taxes, recorded in the second quarter.

  Reflects tax benefits in the 2003 period relating to the Company's basis in Infinity Stock and a tax benefit in the 2002 period for the reversal of previously accrued amounts due to the resolution of certain tax matters.

  Reflects the 2002 implementation of Statement of Financial Accounting Standards No. 142 relating to the transitional goodwill impairment test.

AMERICAN FINANCIAL GROUP, INC.

PROPERTY AND CASUALTY INSURANCE OPERATIONS

UNDERWRITING RESULTS

(In Millions)
	Three months ended September 30,		Nine months ended September 30,

	2003	2002	2003	2002

Property and Casualty Insurance
Operations: (a)

Gross written premiums	$1,057	$1,120	$2,769	$3,008

Net written premiums	$ 536	$ 625	$1,562	$1,907

Ratios (GAAP):
Loss & LAE ratio	68.0%(b)	73.3%	70.8%(b)	73.7%
Expense ratio	27.9%	26.0%	28.7%	26.8%
Policyholder dividend ratio	(.1)%	.3%	.2%	.3%

Combined Ratio (c)	95.8%	99.6%	99.7%	100.8%

Specialty Group:

Gross written premiums	$1,006	$ 839	$2,479	$2,051

Net written premiums	$ 524	$ 474	$1,413	$1,255

Ratios (GAAP):
Loss & LAE ratio	67.4%(b)	67.4%	66.0%(b)	66.9%
Expense ratio	27.5%	31.0%	29.9%	31.0%
Policyholder dividend ratio	(.1)%	.4%	.2%	.5%

Combined Ratio	94.8%	98.8%	96.1%	98.4%

  Includes Infinity Property and Casualty results through mid-February 2003 and AFG's direct auto insurance companies through the date of their sale at the end of April 2003 and personal lines operations remaining with AFG.

  The three and nine month periods ended September 30, 2003 include the effects of the following:
	Three Months	Nine Months
Property & Casualty
CA workers' comp legislation	(2.1)%	(.7)%
Arbitration decision	-	3.1%
Specialty Group
CA workers' comp legislation	(2.2)%	(.8)%

  Includes other discontinued lines.